Exhibit 2

         FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

       JUL 16 1998

 No. c11067-98

                           ARTICLES OF SHARE EXCHANGE
                                       OF
                      FLEXIBLE SOLUTIONS INTERNATIONAL INC.
                                       AND
                             FLEXIBLE SOLUTIONS LTD.

         The undersigned, being first duly sworn, do hereby state as follows:

         1. These Articles of Share Exchange are being filed with the Nevada Secretary of State pursuant to Section 92A.200 of the Nevada General Corporation Law to reflect the exchange of all of the issued and outstanding shares of stock of FLEXIBLE SOLUTIONS LTD., a corporation of the Province of British Columbia, for shares of stock of FLEXIBLE SOLUTIONS INTERNATIONAL INC., a Nevada corporation, as the acquiring corporation.

         2. A copy of the Agreement and Plan of Share Exchange dated June 25, 1998 (the "Plan'), is attached hereto as Exhibit "A."

         3. The Plan was approved by the shareholders of FLEXIBLE SOLUTIONS LTD. and the Sole Director of FLEXIBLE SOLUTIONS INTERNATIONAL INC. on May 27, 1998. In the case of FLEXIBLE SOLUTIONS LTD., the number of shares cast for the Plan entitled to vote on the share exchange was sufficient for approval by that voting group. In the case of FLEXIBLE SOLUTIONS INTERNATIONAL INC., which has no shareholders, the Plan on the share exchange was approved by the sole director on June 25, 1998.

         4 The share exchange is to be effective as of June 30, 1998.

         Dated this 6th day of July, 1998

FLEXIBLE SOLUTIONS LTD.                     FLEXIBLE SOLUTIONS INTERNATIONAL INC


By: /s Robert N. O'Brien,Vice-President     By: /s Daniel B. O'Brien, President
    ------------------------------------       --------------------------------
        Robert N. O'Brien,Vice-President            Daniel B. O'Brien, President



By: /s Daniel B. O'Brien, Secretary         By: /s Daniel B. O'Brien, Secretary
    ------------------------------------       --------------------------------
        Daniel B. O'Brien, Secretary                Daniel B. O'Brien, Secretary

CITY OF Victoria                            )
                                            )
PROVINCE OF British Columbia  )

         Before me, a notary public in and for the aforesaid Province, personally appeared Daniel B. O'Brien, President of Flexible Solutions International known to be the person who executed the foregoing document this 6th day of July, 1998.


Notary Public                                    /s Robert J. Salmond
                                                 -------------------------------
                                                 ROBERT J. SALMOND
                                                 Barrister and Solicitor
                                                 #203 - 3994 Shelbourn Street
                                                 Victoria, B.C.
                                                 V8N 3E2
My Commission does not expire
being a solicitor


CITY OF Victoria

PROVINCE OF British Columbia

Before me, a notary public in and for the aforesaid Province, personally appeared Daniel B. O'Brien, Secretary of Flexible Solutions International Inc. known to be the person who executed the foregoing document this 6th day of July, 1998.


Notary Public                                    /s Robert J. Salmond
                                                 ------------------------------
                                                 ROBERT J. SALMOND
                                                 Barrister and Solicitor
                                                 #203 - 3994 Shelbourn Street
                                                 Victoria, B.C.
                                                 V8N 3E2
My Commission does not expire
being a solicitor

                                   EXHIBIT"A"

                      AGREEMENT AND PLAN OF SHARE EXCHANGE

         AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Agreement") dated this 25th day of June, 1998, by and between FLEXIBLE SOLUTIONS INTERNATIONAL INC., a Nevada corporation ("FLEXIBLE INTERNATIONAL"), and FLEXIBLE SOLUTIONS LTD., a corporation incorporated in the Province of British Columbia, Canada FLEXIBLE').

       WHEREAS, the Sole Director of FLEXIBLE INTERNATIONAL and the Board of Directors of FLEXIBLE deem it advisable and in the best interests of FLEXIBLE INTERNATIONAL and FLEXIBLE that FLEXIBLE INTERNATIONAL acquire FLEXIBLE by exchanging all of the issued and outstanding shares of FLEXIBLE for shares of FLEXIBLE INTERNATIONAL (the "Share Exchange"); and

         WHEREAS, the Sole Director of FLEXIBLE INTERNATIONAL and the Board of Directors of FLEXIBLE have approved and adopted this Agreement as a "plan of reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and conditions contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree that all of the issued and outstanding capital stock of FLEXIBLE shall be acquired by FLEXIBLE INTERNATIONAL, upon and subject to the following terms and conditions:

                                    ARTICLE I
                          GENERAL TERMS AND PROVISIONS

         Section 1.01. Effectiveness. At June 30, 1998, (the "Effective Date"), FLEXIBLE INTERNATIONAL shall issue new FLEXIBLE INTERNATIONAL Common Stock in exchange for all of the outstanding FLEXIBLE Stock on the terms provided herein, and FLEXIBLE shall become a wholly-owned subsidiary of FLEXIBLE INTERNATIONAL.

         Section 1.02. Taking of Necessary Action. FLEXIBLE INTERNATIONAL and FLEXIBLE shall take all such actions as may be necessary or appropriate in order to effectuate the transaction contemplated by this Agreement. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purpose of this Agreement or to vest FLEXIBLE INTERNATIONAL with title to any or all of the properties, assets, rights, approvals, or immunities of FLEXIBLE, the officers and directors of FLEXIBLE INTERNATIONAL and its subsidiary, at the expense of FLEXIBLE INTERNATIONAL, shall take such necessary or desirable action.

                                   ARTICLE III
                               EXCHANGE OF SHARES

         Section 2.01. Exchange of Shares. On the Effective Date, FLEXIBLE INTERNATIONAL shall issue 7,000,000 shares of its FLEXIBLE INTERNATIONAL Common Stock to the shareholders of FLEXIBLE in exchange for all of the issued and outstanding FLEXIBLE Common Stock (1,000 shares of Common Stock).

         Section 2.02. Stock Legends. Certificates representing shares of FLEXIBLE INTERNATIONAL Common Stock shall bear a legend restricting transfer of the shares of the Common Stock represented by such certificate in substantially the form set forth below:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state law, and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act and applicable state law, the availability of which is to be established to the satisfaction of the Company."

         FLEXIBLE INTERNATIONAL shall, from time to time, make stop transfer notations in it records to ensure compliance in connection with any proposed transfer of the shares with the Act and all applicable state securities laws.

         Section 2.03 Dissenting Shareholders. The shareholders of FLEXIBLE each waive their right to dissent.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Each of FLEXIBLE INTERNATIONAL and FLEXIBLE represents to the other as follows:

         Section 3.01. Capitalization. It has no obligation under any agreement with any person to register any of its securities under the 193 3 Act or any applicable state securities laws and, during the three years preceding the date of this Agreement, it has not sold or issued any of its securities in a transaction which was not registered under the 1933 Act or any applicable state securities law or exempt from such registration. There are no preemptive rights with respect to any of its securities.

         (a) FLEXIBLE. FLEXIBLE represents and warrants that its authorized capital stock consists of 100,000 shares of Common Stock, no par value, 1,000 shares of which are issued and outstanding as of June 25, 1998. All of the issued and outstanding shares of FLEXIBLE are validly issued, fully paid, and nonassessable.

         (b) FLEXIBLE INTERNATIONAL. FLEXIBLE INTERNATIONAL represents and warrants that its authorized capital stock consists of 1,000,000 shares of Preferred Stock, $0.01 par value per share, none of which are issued or outstanding; and 50,000,000 shares of Common Stock, $0.001 par value per share, none of which were issued or outstanding as of June 25, 1998.

         Section 3.02. Principal Shareholders. No person owns of record or, to the best of its knowledge, owns beneficially five percent or more of any class of the issued and outstanding shares of its voting securities, except as set forth as follows:

         FLEXIBLE. The following individuals own 100% of the outstanding shares of FLEXIBLE Common Stock:

         Beat Aschmann                                        10%
         Daniel B. O'Brien                                    65%
         Dr. Robert N. O'Brien                                25%

         Section 3.03. No Subsidiaries. It has no subsidiaries.

         Section 3.04. Options and Other Rights. There are no outstanding options, warrants, or rights to subscribe for, purchase, or receive shares of its common stock or any other securities convertible into common stock.

                                   ARTICLE IV
                       CONDITIONS PRECEDENT TO THE MERGER

         The obligations of the parties under this Agreement are subject to the satisfaction of the following express conditions precedent at or before the Effective Date:

         Section 4. 0 1. Compliance with Laws. All statutory requirements for the valid consummation by it of the transactions contemplated by this Agreement shall have been fulfilled.

         Section 4.02. Blue Sky Filings. All Blue Sky filings and permits or orders required to carry out the transactions contemplated by this Agreement shall have been made and received containing no term or condition reasonably unacceptable to it.

         Section 4.03. Adequate Proceedings. All corporate and other proceedings in connection with the transactions contemplated herein and all documents incident thereto shall be reasonably satisfactory in form and substance to it and its counsel.

         Section 4.04. Certificate of President and Secretary. Each corporation shall have furnished to the other a certificate of the President or Vice President and the Secretary of the respective company, dated as of the Effective Date, to the effect that the representations and warranties of the respective company in this Agreement are true and correct at and as of the Effective Date, that no error, misstatement, or omission has been discovered or is known with respect to such representations and warranties, and that the respective company has complied with all the agreements and has satisfied all the covenants on its part to be performed at or prior to the Effective Date.

         Section 4.05. No Adverse Change. Between the date of execution of this Agreement and the Effective Date, FLEXIBLE U-41TRNATIONAL and FLEXIBLE (a) except in the ordinary course of its business, shall not have incurred any liabilities or obligations (direct or contingent) or disposed of any of its assets, or entered into any material transaction or suffered or experienced any materially adverse change in its condition, financial or otherwise, and (b) shall not have increased its issued and outstanding shares of common stock or any other securities.

                                    ARTICLE V
                                  MISCELLANEOUS

         Section 5.01. Assignment. This Agreement may not be assigned nor any of the performance hereunder delegated by operation of law or otherwise by any party hereto, and any purported assignment or delegation shall be void.

         Section 5.02. Headings. The article and section headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

         Section 5.03. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives, assigns, and transferors.

         Section 5.04. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions, or other obligations except as herein specifically provided. Any waiver, amendment, or modification hereof must be in writing. A waiver in one instance shall not be deemed to be a continuing waiver or waiver in other instance.

         Section 5.05. Counterparts. This Agreement may be executed in counterparts and each counterpart hereof shall be deemed to be an original, but all such counterparts together shall constitute but one agreement an original, but all such counterparts together shall constitute but one agreement.

         Section 5.06. Notices. All notices, requests, instructions, or other documents to be given hereunder shall be deemed given if in writing, sent registered mail:

to FLEXIBLE SOLUTIONS INTERNATIONAL INC.:

         2614 Queenswood Drive
         Victoria, B.C. V8N IX5
         Canada

to FLEXIBLE SOLUTIONS LTD.

         2614 Queenswood Drive
         Victoria, B.C. V8N 1X5
         Canada

         IN WITNESS WIHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        FLEXIBLE SOLUTIONS INTERNATIONAL INC.

                                        /s Daniel B. O'Brien
                                        --------------------------------------
                                        BY: Daniel B. O'Brien
                                        Its: President

                                        FLEXIBLE SOLUTIONS LTD.

                                        /s Robert N. O'Brien
                                        --------------------------------------
                                        By: Robert N O'Brien
                                        Its: Vice-President